UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 22, 2007

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IMPSAT Fiber Networks, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	000-29085	52-1910372
____________________________ (State or other jurisdiction of incorporation)	_____________ (Commission File Number)	__________________ (IRS Employer Identification No.)

Elvira Rawson de Dellepiane 150
Piso 8, C1107BCA
Buenos Aires, Argentina
(Address of principal executive offices)

Registrant’s telephone number, including area code: (5411) 5170-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On February 22, 2007, IMPSAT Fiber Networks, Inc., a Delaware corporation (the “Company”), Global Crossing Limited, a Bermuda corporation (“GCL”), and GC Crystal Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of GCL (“MergerCo”), entered into an amendment to the Agreement and Plan of Merger, dated as of October 25, 2006 (the “Merger Agreement”), which provides for the extension of (i) the Initial Termination Date, as defined in the Merger Agreement, from February 22, 2007 to March 15, 2007; (ii) the Final Termination Date, as defined in the Merger Agreement, from March 26, 2007 to April 16, 2007; and (iii) the Regulatory Outside Closing Date, as defined in the Merger Agreement, from March 26, 2007 to April 16, 2007.  The Company, GCL and MergerCo have amended the Merger Agreement to provide additional time to obtain all necessary approvals to consummate the merger.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.

The following is furnished as an Exhibit to this report:

2.1	Amendment to Agreement and Plan of Merger, dated as of February 22, 2007, among IMPSAT Fiber Networks, Inc., Global Crossing Limited and GC Crystal Acquisition, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPSAT Fiber Networks, Inc.

Date:	February 23, 2007	By:	/s/ Hector Alonso
			Name:	Hector Alonso
			Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.    Description

2.1	Amendment to Agreement and Plan of Merger, dated as of February 22, 2007, among IMPSAT Fiber Networks, Inc., Global Crossing Limited and GC Crystal Acquisition, Inc.